SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2004

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)

          DELAWARE                     0-26483                  94-3236309
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)         Identification Number)

            1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005
                  (Address of Principal Administrative Offices)

       Registrant's Telephone Number, Including Area Code: (650) 624-1000


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                    SECTION 3--SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities.

      On November 19, 2004, VaxGen, Inc. (the "Company") entered into individual purchase agreements for the total sale of approximately 3 million shares of its common stock at $13.25 per share through a direct offering of unregistered securities to a group of institutional investors. The securities were sold pursuant to Rule 506 of the Securities Act and thus were exempt from the registration requirements of the Securities Act of 1933. The transaction is expected to provide gross proceeds of $40 million. The transaction is expected to close on November 22, 2004.

                             SECTION 8--OTHER EVENTS

Item 8.01. Other Events.

      On November 22, 2004, the Company issued a press release entitled, "VaxGen To Raise $40 Million Through Sale of Common Stock".

      This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

      VaxGen hereby updates its Risk Factors as follows:

Forward-Looking Statements and Risk Factors

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the "safe harbor" created by those sections. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "predict," "potential" and similar words or phrases or the negatives of these words or phrases. We have based these forward-looking statements on our current expectations about future events. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in these statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the report, including those discussed in this report under the heading "Risk Factors" below.

Because the risk factors referred to below could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially


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from those contained in any forward-looking statements. When used in the report, unless otherwise indicated, "we," "our" and "us" refers to VaxGen.

                                  RISK FACTORS

You should carefully consider the risks described below before investing in our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects.

If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our common stock could also be affected.

We do not have current financial statements and therefore you are not currently able to evaluate our current financial condition or operating history and results.

      In July 2004, we announced that we were reauditing and restating our financial statements for the fiscal years ended December 31, 2003 and 2002. In October 2004, we announced that we would also be reauditing and restating our financial statements for the fiscal year ended December 31, 2001. In connection with the restatement of our financial statements for the fiscal year ended December 31, 2001, we are also making adjustments to our balance sheet as of December 31, 2000. We are still currently in the process of reauditing and restating our financial statements. Due to these restatements you cannot rely on our previously filed financial statements, or on the information that was prepared therefrom for the fiscal years ended December 31, 2003, 2002 and 2001. While we plan to complete the process of reauditing and restating our financial statements as quickly as possible, we do not know when, if ever, our financial statements will be completed. Until we complete the reaudit of the financial statements for fiscal years ended December 31, 2003, 2002 and 2001, and restate those financial statements, we will be delinquent in our filings required under sections 13 and 15(d) of the Exchange Act and we will not be able to file a registration statement relating to the Shares. As a result of the lack of current financial statements you will not be able to evaluate our current financial condition or our operating history and results.

We are not currently listed on a national exchange or on the Nasdaq National Market or Nasdaq SmallCap Market, and cannot assure you when we will ever be listed.

      As a result of our failure to have current financial statements for the fiscal years ended December 31, 2003, 2002, and 2001, we have been delisted from the Nasdaq National Market, and our common stock is not currently listed on any national stock exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market. Until we complete the reaudit and restatement of our financial statements for the fiscal years ended December 2003, 2002 and 2001 and make all necessary filings with the SEC pursuant to sections 13 and 15(d) of the Exchange Act, we will not be able to apply for our common stock to be re-listed on the Nasdaq National Market or for our common stock to be listed on a national exchange or the Nasdaq SmallCap Market. We do not know when, if ever, this will be completed, and thus, when our common stock will ever be listed.

We are currently not eligible to register securities with the SEC, and may never regain compliance.

      Until we have filed current financial statements and made the necessary filings with the SEC pursuant to sections 13 and 15(d) of the Exchange Act, we will not be able to register any securities for re-sale, including the Shares sold in this offering. Until we are able to register securities with the SEC for


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resale, any purchasers who purchase our common stock directly from us, will have to rely on an exception from the federal and state securities laws in order to resell their securities. We cannot estimate when we will, if ever, complete the restatement of our financial statements, and regain compliance with sections 13 and 15(d) of the Exchange Act.

We will need to raise additional capital, and any inability to raise required funds could harm our business.

      As of October 31, 2004, we had $6.7 million of cash, cash equivalents and investment securities. We believe that our existing cash, cash equivalents and investment securities, together with anticipated receipts from our existing government contracts and grants, and investment income, could enable us to continue operations through the beginning of 2005. However, with the recent award of the SNS Contract, we will need to increase expenditures. Even with the net proceeds we expect to receive through this financing, we will need to raise additional capital in order to complete our obligations under the SNS contract. We may require additional funds to continue operations and may attempt to raise these funds through equity or debt financings, collaborative arrangements with corporate partners or from other sources. Any equity financings will be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting our business activities and may be secured by all or certain of our assets including our intellectual property. We cannot guarantee you that additional funds will be available on acceptable terms, or at all. If we are unable to raise additional capital when necessary, we may be required to relinquish our rights to certain key technologies, drug candidates or marketing territories under the terms of certain of our collaborative agreements.

Our internal controls may not be sufficient to ensure timely and reliable financial information.

      In response to a letter the Audit Committee of the Board of Directors received from KPMG LLP, our former independent auditors, identifying material weaknesses in the effectiveness of our internal controls, we believe we need to correct deficiencies in our internal controls and procedures for financial reporting. These deficiencies include insufficient staffing, inadequate controls and procedures relating to revenue recognition for government contracts, account reconciliations, segregation of duties, journal entries, and depth of accounting knowledge. Failure to address these deficiencies in a timely manner might increase the risk of future financial reporting misstatements and may prevent us from being able to meet our filing deadlines.

      Working with our Audit Committee, we are continuing the process of identifying and implementing corrective actions where required to improve the design and effectiveness of our internal controls, including the enhancement of systems and procedures. Significant additional resources will be required to establish and maintain appropriate controls and procedures and to prepare the required financial and other information during this process.

      Even after corrective actions are implemented, the effectiveness of our controls and procedures may be limited by a variety of risks including:

      o     faulty human judgment and simple errors, omissions or mistakes;

      o     collusion of two or more people;

      o     inappropriate management override of procedures; and

      o risk that enhanced controls and procedures may still not be adequate to assure timely and reliable financial information.


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      If we fail to have effective internal controls and procedures for financial reporting in place, we could be unable to provide timely and reliable financial information. Additionally, if we fail to have effective internal controls and procedures for financial reporting in place, it could adversely affect our financial reporting requirements under our government contracts.

We may fail to fulfill our obligations under our contract to supply the SNS of anthrax vaccines to the U.S. government, and we may be unable to commercialize our vaccine candidates.

      The U.S. government has undertaken commitments to help secure improved countermeasures against bioterrorism, including the stockpiling of vaccines for anthrax and smallpox. On November 4, 2004, we were awarded a contract to supply the U.S. government with up to 75 million doses of our anthrax vaccine candidate over five years. If we fail to fulfill certain obligations under the contract, the government may terminate the contract with us. In addition, the U.S. government may terminate any government contract awarded to us for its convenience at any time. Moreover, the award of one government contract does not necessarily secure the award of future contracts covering the same vaccine. By law, the U.S. government must usually seek competition when procuring goods and services. In addition, if we do not perform in accordance with the terms of the contact, we may receive a poor performance report which would be considered in making any future awards, thus making it more difficult for us to win the award of such future contracts. Accordingly, we cannot be certain that we will be awarded any future contracts to supply a government stockpile of anthrax vaccine.

      It is possible that future awards to provide the U.S. government with emergency stockpiles of anthrax vaccine will be granted solely to another supplier. If the U.S. government makes significant future contract awards for the supply of its emergency stockpile to our competitors, such as Avecia, our business will be harmed and it is unlikely that we will be able to ultimately commercialize that particular vaccine.

      In addition, the determination of when and whether a product is ready for large scale purchase and potential use will be made by the government through consultation with a number of governmental agencies, including the FDA, the NIH, the Centers for Disease Control ("CDC") and the Department of Homeland Security. President Bush has proposed, and Congress is considering, measures to accelerate the development of biodefense products through NIH funding, the review process by the FDA and the final government procurement contracting authority. While this may help speed the approval of our vaccine candidates, it may also encourage competitors to develop their own vaccine candidates. If competitive vaccine candidates gain approval, we could face severe competition, which could harm our business.

The government's determination to award the SNS Contract to us may be challenged by an interested party, such as a disappointed bidder, at the General Accounting Office or in federal court.

      The laws and regulations governing the procurement of goods and services by the U.S. government provide procedures by which disappointed bidders and other interested parties may challenge the award of a government contract. Given the high dollar value of the SNS Contract, such protests could be filed even if there are not any valid legal grounds on which to base the protest. If any such protests are filed, the government agency may decide to suspend our performance under the contract while such protests are being considered by the General Accounting Office or the applicable federal court, thus potentially delaying delivery of and payment for the vaccines. In addition, we may be forced to expend considerable funds to defend the award. If a protest is successful, the government may be ordered to terminate our contract for its convenience and resolicit bids. The government could even be directed to award the contract to one of the other bidders. The loss of the SNS Contract could make it difficult for us to generate sufficient revenue to continue operations or commercialize the vaccine.

If the U.S. government fails to continue funding our anthrax vaccine candidate development efforts or fails to purchase sufficient quantities of any future biodefense vaccine candidate, we may be unable to generate sufficient revenues to continue operations.

      We have received funding from the U.S. government for the development of our anthrax vaccine candidate. Changes in government budgets and agendas may result in future funding being decreased and de-prioritized, and government contracts typically contain provisions that permit cancellation in the event that funds are unavailable to the governmental agency. In addition, the SNS Contract is primarily a fixed price contract and, thus, if we do not perform efficiently, we could suffer losses under the contract. Furthermore, we cannot be certain of the timing of any future funding, and substantial delays or cancellations of funding could result from protests or challenges from third parties. If the U.S. government fails to continue to adequately fund our research and development programs, we may be unable to generate sufficient revenues to continue operations. Similarly, if we develop an anthrax vaccine candidate that is approved by the FDA, but the U.S. government does not place sufficient orders for this product, our future business will be harmed.

U.S. government agencies have special contracting requirements, which create additional risks.

      We have entered into contracts with NIAID and a license agreement with USAMRIID, which are U.S. government agencies. Substantially all of our revenue is derived from government contracts and grants. In contracting with government agencies, we are subject to various U.S. government agency contract requirements. Future sales to U.S. government agencies will depend, in part, on our ability to meet U.S. government agency contract requirements, certain of which we may not be able to satisfy.

      U.S. government contracts typically contain unfavorable termination provisions and are subject to audit and modification by the government at its sole discretion, which subjects us to additional risks. These risks include the ability of the U.S. government to unilaterally:

      o suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

      o     terminate our existing contracts;

      o     reduce the scope and value of our existing contracts;

      o audit and object to our contract-related costs and fees, including allocated indirect costs;

      o     control and potentially prohibit the export of our products; and

      o     change certain terms and conditions in our contracts.

      The U.S. government may terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. In addition, the U.S. government could


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bring criminal and civil charges against us based on intentional or unintentional violations of the representations and certifications that we have made in all our government contracts.

      As a U.S. government contractor, we are required to comply with applicable laws, regulations and standards relating to our accounting practices and are subject to periodic audits and reviews. As part of any such audit or review, the U.S. government may review the adequacy of, and our compliance with, our internal control systems and policies, including those relating to our purchasing, property, estimating, compensation and management information systems. Based on the results of its audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. In addition, if an audit or review uncovers any improper or illegal activity, we may be subject to civil and criminal penalties and administrative sanctions, including termination of our contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. government.

      We could also suffer serious harm to our reputation if allegations of impropriety were made against us. Although adjustments arising from government audits and reviews have not seriously harmed our business in the past, future audits and reviews could cause adverse effects. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses, may not be reimbursable or allowed under our contracts. Moreover, all of the costs that we incur under our cost-reimbursement contracts will be subject to audit by the U.S. government, and the U.S. government will also determine the final indirect cost rate that we may charge. These audits could result in claims by the U.S. government for any unallowable or unallocable costs that we charged, or excess indirect costs, and for penalties that may be imposed for claiming unallowable costs.

      In addition, if, in the future, we must comply with some or all of the U.S. government-specific cost accounting standards, it is possible that we will need to expend substantial resources to modify our accounting processes and procedures. Further, as a U.S. government contractor, we are subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

      In addition, our license agreement with USAMRIID provides that USAMRIID reserves the right to require us and our affiliates to grant a nonexclusive, partially exclusive, or exclusive sublicense in any field of use to a responsible applicant, upon terms that are reasonable under the circumstances and under applicable law, to fulfill public health or safety needs. In addition, the license agreement requires us to manufacture products licensed under the agreement in the United States, which will result in less flexibility in commercializing our products.

We license our vaccine candidates from third parties. If we fail to perform our obligations under these license agreements, we could lose our ability to develop and commercialize our vaccine candidates.

      We license our anthrax vaccine candidate from USAMRIID and we license our smallpox vaccine candidate from Kaketsuken. Each of these license agreements requires that we perform certain obligations. If we fail to comply with our obligations under these agreements in a timely fashion, our licensors could terminate our rights to develop and commercialize our anthrax and smallpox vaccine candidates, which would adversely affect our business and prospects.

Our license agreement with Kaketsuken for our smallpox vaccine candidate may restrict our ability to develop and commercialize other smallpox vaccine products.

      For a period of five years after the termination of the LC16m8 Agreement, we may not, without Kaketsuken's prior written consent, file for or obtain regulatory approval, sell and/or otherwise deal in any product potentially in competition with LC16m8. During the term of the LC16m8 Agreement, we may not, without the prior written consent of Kaketsuken, develop, sell, commercialize and/or otherwise deal in any products which may compete with LC16m8. These restrictions will be waived if the LC16m8 Agreement is terminated due to Kaketsuken's uncured material breach of the LC16m8 Agreement or the FDA determines that LC16m8 is not approvable in the United States. These restrictions may adversely affect our ability to pursue attractive business opportunities.

Our suppliers may fail to provide, or may be delayed in providing, us with the necessary materials to produce our vaccine candidates.

      We rely on suppliers to provide us with the necessary materials to produce our vaccine candidates. Any significant delays in obtaining any of these materials from our suppliers could cause us to fail to perform under our contracts, which may cause us to be in breach under those contracts and cause those contracts to be terminated. We cannot assure you that we will not face shortages from one or more of these subcontractors in the future.

We have only a limited operating history and we expect to continue to generate losses.

      To date, we have engaged primarily in research, development and clinical testing. Since our inception in 1995, we have not been profitable, and we cannot be certain that we will ever achieve or sustain profitability. At December 31, 2003, we had an large accumulated deficit. Developing our product candidates will require significant additional research and development, including non-clinical testing and clinical trials, as well as regulatory approval. We expect these activities, together with our general and administrative expenses, to result in operating losses for the foreseeable future. Our ability to achieve profitability will depend, in part, on our ability to procure future contracts to supply the anthrax and smallpox vaccines to the U.S. government, to successfully complete development of our proposed products, to obtain required regulatory approvals and to manufacture and market our products directly or through business partners. We cannot assure you that we will be able to accomplish any of these objectives.

We may encounter difficulties managing the change and growth of our operations, which could adversely affect our business.

      We have experienced a period of rapid change in our business as a result of increased emphasis on biodefense opportunities. In addition, we expect to experience growth in manufacturing, clinical and regulatory functions associated with our biodefense business. This change and growth in our business has strained and may continue to strain our administrative, financial and operational functions. We will need to, among other things, expand our staff and improve our systems and procedures to manage our expected growth and to maintain an adequate system of internal controls. If we are unable to manage the change and growth of our business effectively, we may be unable to obtain future government contracts and our results of operations and financial condition will be adversely affected.

Vaccine development is a long, expensive and uncertain process, and delay or failure can occur at any stage of our clinical trials.

      To develop vaccine candidates, we must provide the FDA and foreign regulatory authorities with clinical data that demonstrate adequate safety and immune response. Because humans are not normally exposed to anthrax or smallpox, statistically significant effectiveness of our biodefense product candidates cannot be demonstrated in humans, but instead must be demonstrated, in part, by utilizing


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animal models before they can be approved for commercial sale. Vaccine development to show adequate evidence of effectiveness in animal models and safety and immune response in humans is a long, expensive and uncertain process, and delay or failure can occur at any stage of our animal studies or clinical trials. Any delay or significant adverse clinical events arising during any of our clinical trials could force us to abandon a vaccine candidate altogether or to conduct additional clinical trials in order to obtain approval from the FDA or foreign regulatory bodies. These development efforts and clinical trials are lengthy and expensive, and the outcome is uncertain. If we are unable to successfully develop our vaccine candidates, our revenues will suffer, and our stock price is likely to decline.

Delays in successfully completing our clinical trials could jeopardize our ability to obtain regulatory approval or market our vaccine candidates on a timely basis.

      Our business prospects will depend on our ability to complete patient enrollment in clinical trials, to obtain satisfactory results, to obtain required regulatory approvals and to successfully commercialize our vaccine candidates. Completion of our clinical trials, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

      o     slower-than-anticipated enrollment of volunteers in the trials;

      o lower-than-anticipated recruitment or retention rate of volunteers in the trials;

      o     serious adverse events related to the vaccine candidates;

      o     unsatisfactory results of any clinical trial;

      o the failure of our principal third-party investigators to perform our clinical trials on our anticipated schedules; or

      o different interpretations of our pre-clinical and clinical data, which could initially lead to inconclusive results.

      Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our vaccine candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our product candidates will be harmed. Furthermore, our inability to complete our clinical trials in a timely manner could jeopardize our ability to obtain regulatory approval.

The independent clinical investigators that we rely upon to conduct our clinical trials may not be diligent, careful or timely, and may make mistakes, in the conduct of our clinical trials.

      We depend on independent clinical investigators to conduct our clinical trials. The investigators are not our employees, and we cannot control the amount or timing of resources that they devote to our vaccine development programs. If independent investigators fail to devote sufficient time and resources to our vaccine development programs, or if their performance is substandard, it may delay FDA approval of our vaccine candidates. These independent investigators may also have relationships with other commercial entities, some of which may compete with us. If these independent investigators assist our competitors at our expense, it could harm our competitive position.

The approval requirements for vaccines used to fight bioterrorism are still evolving, and we cannot be certain that any vaccines we develop, if effective, would meet these requirements.

      We are developing product candidates based upon current governmental policies regulating these vaccines. For instance, we intend to pursue FDA approval of our anthrax and smallpox vaccine candidates under requirements published by the FDA in 2002 that allow the FDA to approve certain vaccines used to reduce or prevent the toxicity of chemical, biological, radiological or nuclear substances based on human clinical data to demonstrate safety and immune response, and evidence of effectiveness derived from appropriate animal studies and any additional supporting data. Our business is subject to substantial risk because these policies may change suddenly and unpredictably and in ways that could impair our ability to obtain regulatory approval of these products, and we cannot guarantee that the FDA will approve our anthrax and smallpox vaccines.

If we fail to comply with extensive regulations enforced by domestic and foreign regulatory authorities, the commercialization of our product candidates could be prevented or delayed.

      Vaccine candidates are subject to extensive government regulations related to development, testing, manufacturing and commercialization in the United States and other countries. Our vaccine candidates are in the pre-clinical and clinical stages of development and have not received required regulatory approval from the FDA to be commercially marketed and sold. With the exception of LC16m8, which was licensed and sold in Japan, our vaccine candidates have not received required regulatory approval from foreign regulatory agencies to be commercially marketed and sold. The process of obtaining and complying with FDA, other governmental and foreign regulatory approvals and regulations is costly, time consuming, uncertain and subject to unanticipated delays. Despite the time and expense exerted, regulatory approval is never guaranteed. We also are subject to the following risks and obligations, among others:

      o The FDA or foreign regulators may refuse to approve an application if they believe that applicable regulatory criteria are not satisfied.

      o The FDA or foreign regulators may require additional testing for safety and effectiveness.

      o The FDA or foreign regulators may interpret data from pre-clinical testing and clinical trials in different ways than we interpret them.

      o If regulatory approval of a product is granted, the approval may be limited to specific indications or limited with respect to its distribution. In addition, many foreign countries control pricing and coverage under their respective national social security systems.

      o The FDA or foreign regulators may not approve our manufacturing processes or manufacturing facilities.

      o The FDA or foreign regulators may change their approval policies or adopt new regulations.

      o Even if regulatory approval for any product is obtained, the marketing license will be subject to continual review, and newly discovered or developed safety or effectiveness data may result in suspension or revocation of the marketing license.

      o If regulatory approval of the vaccine candidate is granted, the marketing of that vaccine would be subject to adverse event reporting requirements and a general prohibition against promoting products for unapproved or "off-label" uses.

      o In some foreign countries, we may be subject to official release requirements that require each batch of the vaccine we produce to be officially released by regulatory authorities prior to its distribution by us.

We will be subject to ongoing regulatory review and periodic inspection and approval of manufacturing procedures and operations, including compliance with cGMP regulations.

      Failure to comply with cGMP regulations or other regulatory requirements of the FDA and other applicable foreign regulatory bodies may subject us to administrative or judicially imposed sanctions, including:

      o     warning letters;

      o     civil penalties;

      o     criminal penalties;

      o     injunctions;

      o product seizure or detention, including any products that we manufacture under the SNS Contract;

      o     product recalls;

      o     total or partial suspension of production; and

      o     suspension or revocation of the marketing license.

Our product development efforts may not yield marketable products due to results of studies or trials, failure to achieve regulatory approvals or market acceptance, proprietary rights of others or manufacturing issues.

      Our success depends on our ability to successfully develop and obtain regulatory approval to market new biopharmaceutical products. We expect that a significant portion of the research that we will conduct will involve new and unproven technologies. Development of a product requires substantial technical, financial and human resources even if the product is not successfully completed.

      Our potential products may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including:

      o the lack of adequate quality or sufficient prevention benefit, or unacceptable safety during pre-clinical studies or clinical trials;

      o     the failure to receive necessary regulatory approvals;

      o     the existence of proprietary rights of third parties; or

      o the inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

Political or social factors may delay or impair our ability to market our vaccine products.

      Products developed to treat diseases caused by or to combat the threat of bioterrorism will be subject to changing political and social environments. The political and social responses to bioterrorism have been highly charged and unpredictable. Political or social pressures may delay or cause resistance to bringing our products to market or limit pricing of our products, which would harm our business.

We may fail to protect our intellectual property or may infringe on the intellectual property rights of others, either of which could harm our business.

      If we are unable to protect our intellectual property, we may be unable to prevent other companies from using our technology in competitive products. If we infringe on the intellectual property rights of others, we may be prevented from developing or marketing our product candidates. We rely on patent and other intellectual property protection to prevent our competitors from manufacturing and marketing our product candidates. Given the rights retained and licenses granted to the U.S. government, to the extent that the U.S. government or foreign governments or organizations procuring vaccines through treaties or agreements with the U.S. government constitute the primary market for any of our products, the licenses granted by the U.S. government will not provide us with a competitive advantage.

      In addition, under our U.S. government contracts, we have a duty to disclose each invention that we conceive or reduce to practice in performing the agreement, and if we wish to retain title to such invention, we must affirmatively elect to do so. If we fail to strictly follow these disclosure requirements, the U.S. government could take title to such inventions and preclude us from using them. For each invention to which we retain title, the U.S. government has both a worldwide, irrevocable, royalty-free license to practice or have practiced such invention on behalf of the U.S. government, and certain "march-in" rights pursuant to which the U.S. government could require us to license the invention that we own to third parties, including our competitors.

      Our technology, including technology licensed from Genentech, Kaketsuken and USAMRIID, or technology that we may license in the future, if any, will be protected from unauthorized use by others only to the extent that it is covered by valid and enforceable patents or effectively maintained as trade secrets. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, we cannot predict the scope and breadth of patent claims that may be afforded to other companies' patents. In addition, we could incur substantial costs in litigation if we are required to defend against patent suits brought by third parties, or if we initiate these suits.

      The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

      o others will not independently develop similar or alternative technologies or duplicate any of our technologies;

      o any patents issued to us or licensed from Genentech, Kaketsuken or USAMRIID or other parties, or that we may license in the future, if any, will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties;

      o we or any of our current or future licensors will adequately protect trade secrets;

      o we will develop additional proprietary technologies that are patentable; or

      o the patents of others will not have a material adverse effect on our business.

      We cannot be certain that patents issued to us in the future, if any, or patents that we have licensed from Genentech, Kaketsuken and USAMRIID, or that we may license in the future, if any, will be enforceable and afford protection against competitors. In this regard, the U.S. government has the right to use, for or on behalf of the U.S. government, any technologies developed by us under our U.S. government contracts and we cannot prohibit third parties, including our competitors, from using those technologies in providing products and services to the U.S. government. Accordingly, under our license agreement with USAMRIID granting us an exclusive license to commercialize the anthrax vaccine, the U.S. government retains a license for any federal government agency to practice and have practiced USAMRIID's anthrax-related inventions, by or on behalf of the government, thereby allowing the use of the inventions in support of government contracts with other parties, including our competitors.

      In addition, we cannot assure you that our operations or technology will not infringe intellectual property rights of others. If we infringe the intellectual property of others, there can be no assurance that we would be able to obtain licenses to use the technology on commercially reasonable terms or at all.

Celltrion, our South Korean manufacturing joint venture may not be successful.

      Celltrion has not yet completed its full capitalization and we have not completed the transfer of our technology to Celltrion. Two of the existing investors in Celltrion have failed to meet a total of $6.3 million in funding obligations. Celltrion will be unable to validate and operate the manufacturing facility in South Korea if Celltrion is unable to secure the necessary funding or does not receive the necessary technology for the manufacture of mammalian cell culture or other biopharmaceutical products.

      Even if Celltrion successfully completes the construction of its South Korean manufacturing facility, we cannot be certain that the facility will pass domestic or foreign regulatory approvals or be able to manufacture mammalian cell culture products in commercial quantities on a cost-effective basis or at all. In addition, as of the date of this Memorandum, Celltrion has not secured any agreements under which products would be produced at this facility, and it is uncertain whether there will be sufficient demand for mammalian-cell-culture biomanufacturing to make this facility profitable.

      In addition, the political, social and economic situation in South Korea, and the stability of the Korean peninsula as a whole, may not provide an environment in which Celltrion would be able to manufacture products cost-efficiently or at all. The South Korean government may impose regulations or restrictions that would make it difficult, impractical or impossible, whether economically, legally or otherwise, for Celltrion to conduct its business there. Celltrion's manufacturing operations may be exposed to numerous risks inherent in international operations including:

      o     foreign currency controls;

      o     currency fluctuations;

      o     trade restrictions or changes in tariffs;

      o the difficulties associated with staffing and managing international operations;

      o     generally longer receivables collection periods;

      o     potentially limited protection for intellectual property rights;

      o     potentially adverse taxes; and

      o     international conflict and war.

      If Celltrion is unable to manufacture mammalian cell culture products, or if it becomes commercially impractical for Celltrion to manufacture such products, we may not gain financial or other benefit from the joint venture.

We face competition from several companies with greater financial, personnel and research and development resources than ours.

      Our competitors are developing vaccine candidates for anthrax and smallpox, which could compete with the vaccine candidates we are developing. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the diseases that we target that:

      o     are more effective;

      o     have fewer or less severe adverse side effects;

      o     are better tolerated;

      o     are more adaptable to various modes of dosing;

      o     are easier to administer; or

      o are less expensive than the products or product candidates we are developing.

      Even if we are successful in developing effective vaccine products, and obtain FDA and other regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful products. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products either that are more effective than those that we may develop, alone or with our collaborators, or that are marketed before any products we develop are marketed.

      Our competitors include fully integrated pharmaceutical companies and biotechnology companies that currently have drug and target discovery efforts, as well as universities and public and private research institutions. For instance, Avecia, in collaboration with Baxter Healthcare Corp. and the United Kingdom's Defense Science and Technology Laboratory, was awarded a $71.3 million cost reimbursement plus fixed fee contract by NIAID to make three million doses of an anthrax vaccine for the U.S. government. Many of the organizations competing with us, including Avecia, may have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

Natural disasters, including earthquakes, may damage our facilities.

      Our corporate and manufacturing facilities are primarily located in the San Francisco Bay area. In addition to our office and research facilities, through our ownership position in both Celltrion and VCI, we have a significant investment in VCI's biomanufacturing facilities in California, which contain sensitive and expensive bioreactor equipment. The San Francisco Bay area is in close proximity to known earthquake fault zones. As a result, our corporate, research and manufacturing facilities are susceptible to damage from earthquakes and other natural disasters, such as fires, floods and similar events. Although we maintain general business insurance against fires and some general business interruptions, there can be no assurance that the amount of coverage will be adequate in any particular case.

If we fail to manage successfully any company or product acquisitions, joint ventures or in-licensed product candidates, we may be limited in our ability to develop our product candidates and to continue to expand our product candidate pipeline.

      Our current vaccine product development programs were initiated through in-licensing or collaborative arrangements. These collaborations include licensing proprietary technology from, and other relationships with, biotechnology companies and government research institutes and organizations. As part of our business strategy, we intend to continue to expand our product pipeline and capabilities through company or product acquisitions, in-licensing or joint venture arrangements. Any such activities will be accompanied by certain risks including:

      o     exposure to unknown liabilities of acquired companies;

      o     higher than anticipated acquisition costs and expenses;

      o the difficulty and expense of integrating operations and personnel of acquired companies;

      o     disruption of our ongoing business;

      o     diversion of management's time and attention; and

      o     possible dilution to stockholders.

      If our competitors successfully enter into partnering or license agreements with these groups, or we are unable to reach agreement on license or partnering agreements on terms acceptable to us, we may then be precluded from pursuing those specific opportunities. Since each of these opportunities is unique, we may not be able to find a substitute. In addition, if we are unable to manage successfully any acquisitions, joint ventures and other collaboration opportunities, we may be limited in our ability to develop new products and therefore to continue to expand our product pipeline.

Our use of hazardous materials, chemicals and viruses require us to comply with regulatory requirements and exposes us to potential liabilities.

      Our research and development involves the controlled use of hazardous materials, chemicals and viruses. We are subject to federal, state, local and foreign laws governing the use, manufacture, storage, handling and disposal of such materials. Although we believe that our safety procedures for the use, manufacture, storage, handling and disposal of such materials comply with the standards prescribed by federal, state, local and foreign regulations, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for significant damages or fines. These damages could exceed our resources and any applicable insurance coverage. In addition, we may be required to incur significant costs to comply with regulatory requirements in the future.

We may become subject to product liability claims, which could reduce demand for our product candidates or result in damages that exceed our insurance coverage.

      We face an inherent risk of exposure to product liability suits in connection with vaccines being tested in human clinical trials or sold commercially. We may become subject to a product liability suit if any vaccine we develop causes injury, or if vaccinated individuals subsequently become infected or otherwise suffer adverse effects from our vaccines or products. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a vaccine or product, injury to our reputation, withdrawal of clinical trial volunteers and loss of revenues.

      If a product liability claim is brought against us, the cost of defending the claim would be significant and any adverse determination may result in liabilities in excess of our insurance coverage. We currently have product liability insurance in the amount of $25.0 million for our anthrax program including the supply of three million doses of anthrax vaccine to NIAID, as well as separate product liability coverage in the amount of $25.0 million for our smallpox and AIDSVAX programs. However, we cannot be certain that our current insurance can be maintained, or that additional insurance coverage could be obtained, on acceptable terms, if at all.

Legislation limiting or restricting liability for medical products used to fight bioterrorism is evolving, and we cannot be certain that any such protections will apply to our vaccines or products.

      Legislation relating to medical products used to fight bioterrorism is evolving, and may enable the U.S. government to release and use certain medical products prior to such products obtaining FDA or other regulatory approval. According to the terms of Project BioShield, upon a declaration of emergency, the U.S. government may authorize the introduction and use of a qualified medical product prior to such medical product obtaining FDA regulatory approval. Further, Project BioShield provides that the United States government may elect to purchase and stockpile quantities of vaccines or products prior to receipt of regulatory approval to fight bioterrorism. However, legislation limiting or restricting liability for the use of such vaccines is evolving, and we cannot be certain that any such protections will apply to the vaccines or products developed by us. If the legislation does not provide sufficient protection, and we are not able to obtain these protections by contract, we may become subject to product liability suits and other third party claims if vaccines or products developed by us cause injury, or if vaccinated individuals subsequently become infected or otherwise suffer adverse effects from such vaccines or products.

We may be subject to claims that we or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

      As is commonplace in the biotechnology industry, we employ individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Failure to hire and retain key management employees could adversely affect our ability to obtain financing, develop our products, conduct clinical trials or execute our business strategy.

      We are highly dependent on our senior management and scientific staff. These individuals have played a critical role in raising capital, negotiating business development opportunities, developing the vaccine candidates, conducting clinical trials and manufacturing products. If we lose the services of any key members of senior management or scientific staff and we are unable to recruit qualified replacements where we deem it necessary, we may be unable to achieve our business objectives.

We currently do not have an internal marketing and sales force and may rely on third parties for the sales or marketing of some or all of our vaccines if they are successfully developed. Our dependence on third parties may delay or impair our ability to generate revenues, or adversely affect our profitability.

      We lack any sales or marketing history, and as of present do not have plans on developing internally such capability, other than for sales directly to the U.S. government and certain foreign governments. We intend to rely on third parties for the sales and marketing of our products to entities other than the U.S. and foreign governments. Our lack of sales and marketing personnel and distribution relationships may impair our ability to generate revenues.

Other Risks

We are currently involved in litigation concerning the results of our AIDSVAX Phase III clinical trial.

      Since the announcement of the results of the North American/European Phase III clinical trial for AIDSVAX, we have been named in several securities class action lawsuits and a shareholder derivative lawsuit relating to how those results were disclosed. We are currently engaged in defending against these class actions, which, if decided against us, could adversely affect our financial position. The derivative action is purportedly being brought on our behalf, but we are subject to certain obligations to indemnify the individual defendants in connection with their defense of the claims asserted against them. Furthermore, these actions are not likely to be resolved in less than a year. The costs incurred in connection with these lawsuits could be significant and may not be covered by our insurance policies. These lawsuits could also result in continued diversion of our time and attention away from business operations, which could harm our business.

Our stockholders could experience substantial dilution as result of the issuance of additional preferred stock.

      Our board of directors has the authority to establish the designation of 19,979,500 additional shares of preferred stock that are convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. The issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

Our stock price may be volatile, and an investment in our stock could decline in value.

      Currently our common stock is traded on the Pink Sheets. Generally stocks traded on the Pink Sheets are subject to greater volatility than stocks traded on stock exchanges, the Nasdaq National Market or the Nasdaq SmallCap Market, due to the fact that trading volumes on the Pink Sheets are generally significantly less than on stock exchanges, the Nasdaq National Market or Nasdaq SmallCap Market, allowing a relatively few number of stock trades to greatly affect the stock price. As such, the trading price of our common stock has been and is likely to continue to be extremely volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

      o failure to win future or the termination of existing government contracts for anthrax or smallpox vaccines;

      o     adverse results or delays in clinical trials;

      o     delays in our product development efforts;

      o     real or perceived safety issues with any of our vaccine candidates;

      o     failure to obtain or maintain required regulatory approvals;

      o delays in completion and/or validation of our manufacturing facilities in South Korea;

      o     changes in financial estimates by securities analysts;

      o rumors about our business prospects, product development efforts or clinical trials;

      o new products or services offered by us or our competitors or announcements relating to product developments by our competitors;

      o     issuances of debt or equity securities;

      o sales by our stockholders of substantial amounts of our common stock, including shares issued upon exercise of outstanding options and warrants; and

      o     other events or factors, many of which are beyond our control.

      In addition, the stock market in general, and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against companies.

                  SECTION 9--FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired. Not applicable.

      (b)   Pro Forma Financial Information. Not applicable.

      (c)   Exhibits.

Exhibit No.       Description
-----------       -----------

Exhibit 99.1 Press release entitled, "VaxGen To Raise $40 Million Through Sale of Common Stock".

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       VaxGen, Inc.
                                                       (Registrant)

Dated: November 22, 2004                     By: /s/ James M. Cunha
                                                 -------------------------------
                                                 James M. Cunha
                                                 Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

Exhibit 99.1 Press release entitled, "VaxGen To Raise $40 Million Through Sale of Common Stock".